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                                                                    Exhibit 11.1


                       Computation of Earnings per Share


                                                        Three months ended          Nine months ended
                                                     ------------------------   -------------------------
                                                       July 28,     July 28,      July 30,      July 30,
                                                         1995         1996          1995          1996
                                                      ----------   ----------    ----------    ----------
Primary Earnings per Common and
   Common Equivalent Share:

   Average Market Price                               $    21.89   $    19.34    $    19.02    $    19.34

   Weighted average common shares
     outstanding during period                         7,584,326    7,659,854     6,391,629     7,659,854

   Common Stock Equivalents -
     Common Stock Options                                 44,643      108,994        49,839        97,300
                                                      ----------   ----------    ----------    ----------

   Weighted average common and
     common equivalent shares                          7,628,969    7,768,848    *6,441,468     7,757,154
                                                      ==========   ==========    ==========    ==========

   Net earnings for period                            $1,889,385   $2,148,341    $4,448,977    $5,033,792
                                                      ==========   ==========    ==========    ==========

Primary earnings per share                                  $.25         $.28         *$.69          $.65
                                                      ==========   ==========    ==========    ==========


Fully Diluted Earnings per Common and
   Common Equivalent Share:

   Greater of average market price or
     closing market price                             $    21.89   $    19.34    $    21.88    $    19.34

   Weighted average common shares
     outstanding during period (from above)            7,584,326    7,659,854     6,391,629     7,659,854

   Common Stock Equivalents - Common
     Stock Options                                        44,643      108,994        49,839        97,300
                                                      ----------   ----------    ----------    ----------

   Fully diluted weighted average
     common and common equivalent shares               7,628,969    7,768,848    *6,441,468     7,757,154
                                                      ==========   ==========    ==========    ==========


   Net earnings for the period                        $1,889,385   $2,148,341    $4,448,977    $5,033,792
                                                      ==========   ==========    ==========    ==========

   Fully diluted earnings per share                         $.25         $.28         *$.69          $.65
                                                      ==========   ==========    ==========    ==========

* Amounts have been restated to reflect properly the sale of 1,770,000 shares of Common Stock effective May 1, 1995.